UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2020

RMG Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Broadway, 16th Floor New York, New York	10018
(address of principal executive offices)	(zip code)

(212) 220-9503
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant to purchase one share of Class A common stock	RMG	New York Stock Exchange
Class A common stock, par value $0.0001 per share	RMG	New York Stock Exchange
Public Warrants	RMG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of February 5, 2020, pursuant to the bylaws of RMG Acquisition Corp. (the “Company”), the Board elected Steven P. Buffone to the board of directors (the “Board”) of the Company. Mr. Buffone will serve as a director until the first annual meeting of stockholders.

Steven P. Buffone is the Founder and Managing Director of Kenilworth Advisors, LLC, a legal and business consulting firm. From October 1984 until December 2017 Mr. Buffone served as an associate (through 1992) and then a partner at the Gibson, Dunn & Crutcher LLP law firm, working in the Firm’s Los Angeles, London and New York offices. He is a member of the New York and California bars and was active in Gibson Dunn’s management, having previously served as Co-Partner in Charge of the New York office, as a member of the Firm’s Executive Committee and as Co-Chair of the Firm’s Corporate Transactions Practice Group and Energy and Infrastructure Practice Group.

Mr. Buffone is a corporate transactional lawyer who has represented clients in a wide variety of industries (over 40 different industries, from electric power and waste management to luxury goods and life sciences) in mergers and acquisitions, bank financings, public and private issuances of debt and equity securities, venture capital financings, corporate restructurings and bankruptcies, corporate governance matters and general corporate counseling.

Mr. Buffone is a member of the Board of Directors of VOYANT, an automated brand activation marketplace and of CryptoTax, a cryptocurrency tax preparation platform. He is also on the Board of Advisors of Own The Room, a leader in learning and development training programs. He previously served on the Members Advisory Committee of Exclusive Resorts. Mr. Buffone is the Chairman of the Board of Advisors of Georgetown University’s School of Foreign Service, a member of Georgetown’s Board of Regents and a former member of Georgetown’s Board of Governors. Mr. Buffone is also on the Board of Directors of the not-for-profits Do Something.Org, Echoing Green and Blink Now. He is a Life Member of the Council of Foreign Relations.

Mr. Buffone earned his B.S.F.S. in international economics, cum laude, from the Georgetown University School of Foreign Service and his J.D., cum laude, from the Cornell and Stanford Law Schools. Mr. Buffone is well-qualified to serve as a member of the Board due to his extensive experience in corporate governance and corporate transactions.

There are no arrangements or understandings between Mr. Buffone and any other persons pursuant to which Mr. Buffone was appointed as a director of the Company. In addition, there are no family relationships between Mr. Buffone and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Buffone had or will have a direct or material interest, and there are currently no such proposed transactions.

The Company has entered into an Indemnity Agreement with Mr. Buffone, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	Indemnity Agreement, dated February 5, 2020, between the Company and Steven P. Buffone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMG Acquisition Corp.

Date: February 6, 2020
	By:	/s/ Philip Kassin
Philip Kassin
President, Chief Operating Officer and Secretary